UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                              September 26, 2003
                       (Date of earliest event reported)


                              RAYOVAC CORPORATION
-------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Wisconsin                  001-13615                22-2423556
  -------------------------     ----------------------   ---------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)


                  601 Rayovac Drive, Madison, Wisconsin 53711
         (Address of principal executive offices, including zip code)


                                (608) 275-3340
             (Registrant's telephone number, including area code)


                                Not applicable
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

On September 26, 2003, Rayovac Corporation issued a press release, attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1     Press Release issued by Rayovac Corporation. dated September 26, 2003.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              RAYOVAC CORPORATION


Date: September 26, 2003                      By: /s/ Randall J. Steward
                                                  ---------------------------
                                                  Randall J. Steward
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit Number             Description of Exhibit

99.1                  Press release dated September 26, 2003 Issued by Rayovac
                      Corporation.

                                                                  EXHIBIT 99.1

PRESS RELEASE

                   RAYOVAC CORPORATION ANNOUNCES PRICING OF
                   $350 MILLION OF SENIOR SUBORINATED NOTES
                              SEPTEMBER 26, 2003
                          JOHN DAGGETT, 608-275-4912


             RAYOVAC CORPORATION ANNOUNCES PRICING OF $350 MILLION
                                      OF
                           SENIOR SUBORDINATED NOTES


MADISON, Wis., (September 26, 2003) - Rayovac Corporation announced today that it has executed a purchase agreement for the sale of $350 million in aggregate principal amount of 8-1/2% senior subordinated notes due 2013.

The proceeds from the offering, together with borrowings under Rayovac's senior credit facilities, will be used to finance Rayovac's acquisition of Remington Products Company, to retire Remington's existing indebtedness, to pay related fees and expenses, to repay amounts outstanding under the revolving portion of our senior credit facilities and for general coporate purposes. The sale is conditioned, among other things, upon the closing of the Remington acquisition.

The senior subordinated notes have not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

About Rayovac

With close to $1 billion in sales, Rayovac has more than doubled its revenues over the last six years and has evolved from a predominantly North American company into a global organization with approximately 60 percent of its sales generated from outside the U.S.

In 1999, Rayovac acquired ROV Ltd., a Latin American battery company that held the rights to the Rayovac name in Latin America (except Brazil) and certain countries in the Middle East and Africa. This acquisition consolidated Rayovac's rights to the Rayovac brand around the world (except Brazil), gave the company a powerful market presence in Latin America and opened the doors to new distribution.

In October 2002, Rayovac further expanded its global presence by acquiring the worldwide consumer battery business of VARTA AG, a German company with significant market positions throughout Europe and in Latin America.

Today, Rayovac is one of the world's leading battery and lighting device companies. The Company also markets the number one selling rechargeable brand of battery in the U.S. and Europe and is the world leader in hearing aid batteries. Rayovac trades on the New York Stock Exchange under the ROV symbol.

About Remington

Remington products are sold in more than 20,000 retail outlets in the United States. More than 70 percent of Remington's sales are in North America. Remington's core North American shaving and grooming products business has grown 18 percent per year from 1998 through 2002. Internationally, Remington products are sold through a network of subsidiaries and distributors in more than 85 countries.

The Remington product line includes electric rotary and foil dry shavers for men and women, beard and moustache trimmers and haircut kits. They also offer personal grooming products for men and women and small electronic appliances such as hair dryers, stylers, hot rollers and lighted mirrors. Remington branded products are sold in the U.S. and internationally through mass merchandisers, catalog showrooms, drug stores, department stores, television direct to consumers, online retailing and through the company's network of service stores.

Certain matters discussed in this news release, with the exception of historical matters, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (2) changes in consumer demand for the various types of products offered by Rayovac or Remington, (3) changes in the general economic conditions where we do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (4) our ability to successfully implement manufacturing, distribution and other cost efficiencies, (5) our ability to obtain the regulatory approvals and financing necessary to close the Remington transaction and (6) various other factors, including those discussed herein and those set forth in Rayovac's and Remington's most recent Form 10-Q, Annual Report on Form 10-K and the prospectus supplement for Rayovac's most recent offering of its common stock.